                            AGREEMENT

     THIS AGREEMENT (this "Agreement") entered into as of the 24th day of March, 1999, by and between Dominion Income Management, Inc., a Washington corporation ("Dominion"), and Casinovations Incorporated, a Washington corporation and all successors thereto ("Casinovations").

                      W I T N E S S E T H:

     WHEREAS, by virtue of that certain Subscription Agreement for Casinovations common stock dated December 4, 1998 by and between Dominion and Casinovations (the "Subscription Agreement"), Dominion offered to purchase 200,000 shares of Casinovations common stock (the "Shares") for $500,000;

     WHEREAS, Casinovations accepted the Subscription Agreement and payment of $500,000 and caused to be issued and delivered to Dominion that certain Casinovations Stock Certificate No. CVI 1088 dated December 14, 1998 in the amount of 200,000 shares (the "Stock Certificate");

     WHEREAS, First Global Securities, Inc., located at 390 East Colorado Boulevard, Suite 500, Pasadena, California 91101, whose principal is Noble Trenham, an individual (collectively and hereinafter referred to as "Trenham/First Global"), acted for and on behalf of Casinovations as placement agent in connection with the execution of the Subscription Agreement and placement of the Shares to Dominion;

     WHEREAS, the Shares were placed pursuant to that certain registration statement on Securities and Exchange Commission Form SB-2, as amended, which registration statement was declared effective by the Securities and Exchange Commission (Registration No. 333-31373) (the "Registration Statement");

     WHEREAS,  Dominion  has contacted Trenham/First  Global  and
Casinovations demanding the right to revoke and/or rescind the Subscription Agreement;

     WHEREAS,   Dominion  has  alleged  that  it   executed   the
Subscription Agreement in reliance upon statements, representations and assurances given to Dominion by Trenham/First Global that were untrue or misleading and that such statements, representations and assurances provide sufficient basis for
future   legal   action   against   Trenham/First   Global    and
Casinovations;

     WHEREAS, Casinovations communicated Dominion's concerns and allegations to Trenham/First Global and, as a result, received from Trenham/First Global an indemnification, as memorialized in that certain Indemnity Agreement dated January 15, 1999 by and between Casinovations and Trenham/First Global, to hold Casinovations and its successors harmless from any losses, demands, settlements or other damages resulting from or related to Dominion's concerns and allegations, the Subscription Agreement, the Shares and any other matter related thereto.

     WHEREAS, Casinovations, Dominion and Trenham/First Global have had communications directly and through counsel regarding the basis for Dominion's demand to revoke and/or rescind said Subscription Agreement and Casinovations has continually asserted the validity of the Subscription Agreement;

     WHEREAS, although Casinovations neither admits nor denies Dominion's concerns and allegations, Casinovations and Dominion enter into this Agreement solely for the purposes of avoiding litigation without agreeing with the other party's position with respect to validity or claims of any kind whatsoever that
Casinovations  and  Dominion  intend  to  fully  pursue   against
Trenham/First Global;

     NOW THEREFORE, in consideration of the mutual covenants, promises, representations, understandings and agreements hereinafter set forth, Dominion and Casinovations hereto agree that the recitals set forth above are true and accurate and are hereby incorporated in and made a part of this Agreement, and further covenant and agree as follows:

     1. PAYMENT. At the Closing (as defined herein), Casinovations will pay or cause to be paid to Dominion $450,000 in consideration for the rescission of the Subscription Agreement. At the Closing, the Subscription Agreement will be deemed rescinded, and null and void; however, the Shares will remain issued and outstanding, subject to the offering terms of the Registration Statement, and available, at Casinovations' sole and absolute discretion, to be sold to an investor under the terms of the Registration Statement or otherwise.

     2. CLOSING. The Closing will take place on or before 5:00 p.m. Las Vegas, Nevada time on Friday, April 30, 1999 (the "Closing"). The location of the Closing will be at a time and a place mutually agreed by the parties. Further, Dominion and Casinovations agree that the placement of the appropriate funds and documents in the hands of their respective counsel by the dates provided for herein shall be deemed satisfactory for the Closing to occur.

          (a)   DELIVERY ITEM OF CASINOVATIONS.  At the  Closing,
     Casinovations shall deliver the following:

               (i) Cash, cashiers check, or certified funds payable to Dominion in the amount of $450,000.

          (b)   DELIVERY  ITEMS  OF DOMINION.   At  the  Closing,
     Dominion shall deliver to Casinovations the following:

               (i) The Stock Certificate, endorsed in blank and with signature medallion;

               (ii)  An irrevocable stock or bond power for  said
          Shares in form and substance reasonably acceptable to Casinovations and its counsel consistent with Section
          2(b)(i); and

               (iii)   Such  other  and  further  documents   and
          instruments   that  may  be  reasonably   required   by
          Casinovations to complete and facilitate the rescission in accordance with this Agreement.

     3. PERFORMANCE. Dominion agrees that performance by Casinovations in accordance herewith will constitute full, complete and unconditional performance by Casinovations. Dominion will look solely to Trenham/First Global for performance, payment, documentation and completion of all obligations solely to and by Trenham/First Global, including, but not limited to, the payment of $50,000 to Dominion, and will not look to Casinovations for any performance, liability, obligation, guaranty, satisfaction or performance whatsoever of any kind or any nature by Casinovations in respect of the obligations of Trenham/First Global.

     4. FURTHER ASSURANCES. Dominion and Casinovations hereby acknowledge that they will use their reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. In case at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, Dominion and Casinovations will use their reasonable best efforts to take all such necessary action.

     5. AUTHORITY. Dominion and Casinovations, respectively, have all requisite corporate power and authority to enter into and perform this Agreement and to carry out their respective obligations under this Agreement. This Agreement and the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action on the part of both Dominion and Casinovations, respectively. This Agreement has been duly executed and delivered by both Dominion and Casinovations and constitutes the legal, valid and binding obligation of both Dominion and Casinovations, enforceable against either Dominion or Casinovations in accordance with its terms.

     6. IRREVOCABLE PROXY. As further consideration for this Agreement, in accordance with Section 23B.07.220 of the Revised Code of Washington, Dominion hereby grants to Casinovations an irrevocable proxy coupled with an interest to Casinovations to vote all of the Shares at the Casinovations Annual Meeting of Stockholders scheduled for Monday, March 29, 1999, in Las Vegas, Nevada, and to vote the Shares in such manner and for such items as Casinovations shall determine in its sole and absolute discretion, including, but not limited to, in favor of the agenda items for (a) the election of all Casinovations' directors, (b) the reincorporation of Casinovations from the state of Washington to the state of Nevada, and (c) the approval of the Casinovations Stock Option Plan, as described in that certain Proxy Statement of Casinovations dated March 6, 1999, and for such other matters that may come before the stockholders of Casinovations from time to time through and including the Closing provided for herein.

     7. RELEASE. From the Closing and that day forward, for valuable consideration, the sufficiency of which is hereby acknowledged, Dominion, on behalf of itself, its successors, predecessors, parents, affiliates, subsidiaries, divisions, including, but not limited to its officers, directors, stockholders, managers, employees, advisors, consultants, insurers, attorneys, heirs, executors, administrators and authorized representatives, hereby remises, acquits and forever releases Casinovations, and its successors, predecessors, parents, affiliates, subsidiaries, divisions, including, but not limited to its officers, directors, shareholders, managers, employees, advisors, consultants, insurers, attorneys, heirs, executors, administrators and authorized representatives from any and all claims, demands, damages, debts, liabilities, actions, causes of action or suits of whatsoever kind or nature, presently known or unknown, actual or contingent, asserted or unasserted, foreseeable or unforeseeable, unanticipated or unsuspected, which any of them has or may have now or in the future, arising directly or indirectly out of or involving the obligations owed Trenham/First Global and any other matter related thereto.

     8. MUTUAL RELEASE. From the Closing and that day forward, for valuable consideration, the sufficiency of which is hereby acknowledged, Dominion and Casinovations, on behalf of themselves, their respective successors, predecessors, parents, affiliates, subsidiaries, divisions, including, but not limited to their respective officers, directors, stockholders, managers, employees, advisors, consultants, insurers, attorneys, heirs, executors, administrators and authorized representatives, hereby remise, acquit and forever release each other, and their respective successors, predecessors, parents, affiliates, subsidiaries, divisions, including, but not limited to their respective officers, directors, shareholders, managers, employees, advisors, consultants, insurers, attorneys, heirs, executors, administrators and authorized representatives from any and all claims, demands, damages, debts, liabilities, actions, causes of action or suits of whatsoever kind or nature, presently known or unknown, actual or contingent, asserted or unasserted, foreseeable or unforeseeable, unanticipated or unsuspected, which any of them has or may have now or in the future, arising directly or indirectly out of or involving the Shares, the Subscription Agreement and any other matter related thereto as they relate to Dominion and Casinovations.

     9. FUTURE LITIGATION. Dominion and Casinovations, on behalf of themselves, their respective successors, predecessors, parents, affiliates, subsidiaries, divisions, including, but not limited to their respective officers, directors, stockholders, managers, employees, advisors, consultants, insurers, attorneys, heirs, executors, administrators and authorized representatives, covenant and agree to forever refrain from instituting, prosecuting, maintaining, or assisting with any claims, suits and actions against the other, which arise out of, or is or may be, in whole or in part, based upon, related to or connected with the Shares, the Subscription Agreement and any other matter related thereto as they relate to Dominion and Casinovations.

     10. RESERVATION. By entry of this Agreement, and any related agreements, amendments or writings between Dominion and Casinovations, Dominion and Casinovations reserve all claims that they have or may have against Trenham/First Global under any agreements, understandings or otherwise and the entry by Dominion and Casinovations into this Agreement, the transactions contemplated by this Agreement or any other transaction by and between Dominion and Casinovations shall in no way, by implication or otherwise, be deemed or construed to be a waiver, diminishment of claim, or release by Dominion or Casinovations, their respective affiliates, stockholders or other parties claiming by or through either Dominion or Casinovations against Trenham/First Global.

     11.  GENERAL PROVISIONS.

          (a) AMENDMENT; MODIFICATION; WAIVER. This Agreement may not be amended, supplemented or otherwise modified, and none of its terms may be waived, unless such amendment, supplement, modification or waiver is in an express writing and executed by the party or parties to be bound thereby. The failure of any party at any time or times to require performance of any provision hereof shall not affect the right of such party at a later time to enforce the same, and no waiver of any term or provision hereof on any one occasion shall be deemed to be a waiver of the same or any other provision hereof at any subsequent time or times.

          (b) ASSIGNMENT; BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, predecessors, parents, affiliates, subsidiaries, divisions, officers, directors, shareholders, employees, advisors, consultants, insurers, attorneys, heirs, executors, administrators and any persons claiming rights by, through or under them; provided, however, that no assignment of any rights or delegation of any obligations provided for herein may be made by either party to this Agreement without the prior written consent of the other party.

          (c) BINDING ARBITRATION. Any dispute, claim or controversy of any kind, whether in contract or tort, statutory or common law, legal or equitable, now existing or hereafter arising under or in connection with, or in any way pertaining to, this Agreement shall be resolved through binding arbitration as governed by Chapter 38 of the Nevada Revised Statutes. If a lawsuit is commenced by either Dominion or Casinovations and an answer, not including an application to compel arbitration, has been filed by the other party, arbitration may thereafter be elected only upon the consent of both Dominion or Casinovations. The decision shall be binding on Dominion and Casinovations unless the decision is vacated by the court as provided in Section
     38.145 of the Nevada Revised Statutes.

               (i)   ARBITRATOR  SELECTION.   If  arbitration  is
          elected, Dominion or Casinovations shall select an arbitrator. If Dominion or Casinovations cannot agree on one arbitrator, each party shall select an arbitrator who will, in turn, select a third arbitrator. The third arbitrator shall be a person who has neither a business nor personal relationship with either Dominion or Casinovations or their respective legal counsel. All decisions made by a majority of the arbitrators shall be binding on Dominion and Casinovations.

               (ii) ARBITRATION RULES. Except as provided by Chapter 38 of the Nevada Revised Statutes or agreed upon by Dominion and Casinovations, the arbitration shall be conducted according to the Rules of the American Arbitration Association now in effect or later adopted. The arbitrator(s) shall rule on all relevant aspects of the case, including the award of injunctive relief, damages, or any other legal or equitable remedies; the amount of attorneys' fees and the decision as to who will pay them; and the costs incurred to resolve the dispute, including the decision as to whom is to pay the fees of the arbitrator(s).

               (iii) JUDGMENT. Judgment, if any, upon award(s) rendered by the arbitrator(s) may be entered into in any court having competent jurisdiction.

          (d) ENTIRE AGREEMENT. This Agreement (including all exhibits, schedules and other documents referred to in this Agreement (the "Incorporated Documents"), all of which are hereby incorporated by reference), constitute the entire agreement, and supersedes all prior discussions, negotiations, agreements and understandings (both written and oral) among Dominion and Casinovations with respect to the subject matter of this Agreement. All obligations of either Dominion or Casinovations under any Incorporated Document shall constitute an obligation of such party under this Agreement. Any capitalized terms used in any Incorporated Document which are not otherwise defined therein shall have the respective meanings given such terms in this Agreement.

          (e) EXPENSES. Dominion and Casinovations shall each pay all costs and expenses incurred or to be incurred by each of them respectively in negotiating and preparing this Agreement and in taking whatever actions may be necessary or appropriate to consummate the transactions contemplated by this Agreement, including the costs of obtaining any consents or approvals.

          (f) GOVERNING LAW; VENUE. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada in effect on the date of this Agreement without resort to any conflict of laws principles, and the courts of the State of Nevada shall have sole and exclusive jurisdiction over any matter brought under, or by reason of, this Agreement.

          (g) NEUTRAL INTERPRETATION. The provisions contained herein shall not be construed in favor of or against any party because that party or its counsel drafted this Agreement, but shall be construed as if all parties prepared this Agreement, and any rules of construction to the contrary are hereby specifically waived. The terms of this Agreement were negotiated at arm's length by the parties hereto.

          (h) NO THIRD PARTIES BENEFITED. This Agreement is made and entered into for the sole protection and benefit of Dominion and Casinovations, their respective successors and assigns, and no other person or persons shall have any benefit or right of action hereon.

          (i) NOTICE. Any and all notices required under this Agreement shall be in writing and shall be either (i) hand-delivered; (ii) mailed, first-class postage prepaid, certified mail, return receipt requested; (iii) transmitted via telecopier provided that confirmation is obtained; or
     (iv) delivered via a nationally recognized overnight courier service, using the following information:

           To  Casinovations: 6744 South Spencer Street
                              Las Vegas, Nevada  89119
                              Attention:  President
                              Telephone:  (702) 733-7195
                              Facsimile:  (702) 733-7197

                 To Dominion: 15302 25th Drive S.E.
                              Mill Creek, Washington  98102
                              Telephone:  (425) 742-2276
                              Facsimile:  (425) 338-3175

          (j) SEVERABILITY. If any term, provision, covenant or condition of this Agreement, or any application thereof, should be held by a court of competent jurisdiction to be invalid, void or unenforceable, all terms, provisions, covenants and conditions of this Agreement, and all applications thereof, not held invalid, void or unenforceable, shall continue in full force and effect and shall in no way be affected, impaired or invalidated thereby, provided that the invalidity, voidness or enforceability of such term, provision, covenant or condition does not materially impair the ability of the parties to consummate the transactions contemplated hereby.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


      "Casinovations"                        "Dominion"

CASINOVATIONS INCORPORATED,      DOMINION INCOME MANAGEMENT, INC.
 a Washington corporation          a Washington corporation


By:                              By:
   --------------------------       ------------------------------
    Steven J. Blad,                   Andrew Evans,
      President and Chief             _________________
      Executive Officer